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                       SECURITIES AND EXCHANGE COMMISSION

                              Washington D.C. 20549

                                  F O R M 8 - K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 30, 1996

                              IDENTIX INCORPORATED
             (Exact name of registrant as specified in its charter)

                                   California
                 (State or other jurisdiction of incorporation)

       1-9641                                       94-2842496
(Commission File Number)                  (IRS Employer Identification No.)

               510 N. Pastoria Avenue, Sunnyvale, California 94086 (Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code: 408-731-2000

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Item 5.           Other Events.

                  On June 30, 1996, Identix Incorporated (the "Registrant") acquired Innovative Archival Solutions, Inc. ("IAS"). Based in Springfield, Illinois, IAS is a value added reseller and systems integrator. IAS has been routinely performing fingerprint capture services for the Illinois Department of Children and Family Services and the gaming regulatory bodies for Illinois and Indiana. The Registrant will employ IAS staff and resources for the core of a new corporate Identification Services Division whose primary objective will be to provide public and private entities employee screening and other personal verification services based on live-scan fingerprinting. IAS principals Ronald
J. Wadsworth and William Dove have been named division president and vice president, respectively. The Registrant acquired all of the outstanding shares of IAS for 155,000 shares of Registrant Common Stock. The acquisition will be accounted for as a pooling-of-interests.

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                                   SIGNATURES

                  Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereto duly authorized.

                                               IDENTIX INCORPORATED

Date:  July 12, 1996                           By: /s/ James P. Scullion
                                                   ---------------------
                                                   James P. Scullion,
                                                   Vice President, Finance,
                                                   Chief Financial Officer and
                                                   Secretary


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